Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
United Heritage Bankshares of Florida, Inc.
Orlando, Florida
     We hereby consent to the inclusion of our report dated March 6, 2006, relating to the consolidated financial statements of United Heritage Bankshares of Florida, Inc. and subsidiary as of and for the years ended December 31, 2005 and 2004, in the Company’s 2005 annual report on Form 10-K and the Company’s Form S-8 Registration Statements.
/s/ Osburn, Henning and Company

Osburn, Henning and Company
Orlando, Florida
March 6, 2006